Exhibit 99.1

Sharps Compliance Corp. Announces $1.5 Million Line of Credit and New
                         Banking Relationship;
   JPMorgan Chase Bank Line of Credit Available For Working Capital,
    Letters of Credit, Acquisitions and General Corporate Purposes

    HOUSTON--(BUSINESS WIRE)--March 28, 2006--Sharps Compliance Corp. and subsidiaries (OTCBB:SCOM) ("Sharps" or the "Company"), leading providers of cost-effective medical waste disposal solutions for industry and consumers, today announced the execution of a $1.5 million Credit Agreement with JPMorgan Chase Bank, N.A.
    The Credit Agreement provides for a revolving line of credit (the "Line of Credit") in the principal amount of $1.5 million. The proceeds of the Line of Credit may be used for working capital, letters of credit, acquisitions and general corporate purposes.
    Regarding the announcement, Dr. Burton J. Kunik, Chairman, Chief Executive Officer and President of Sharps Compliance Corp. stated, "We consider our new banking relationship as a significant milestone in the history of the Company. JPMorgan Chase shares our vision in the future of the industry and the significant opportunities available to the Company."
    Kunik added, "This line of credit provides us with additional financial support for our planned organic growth in the many markets we serve as well as capital to support potential acquisitions. We are very pleased to have established our new banking relationship with a leading financial institution such as JPMorgan Chase."
    The Line of Credit replaces the Accounts Receivable Purchase (Factoring) Agreement with Silicon Valley Bank. For more information on the new Line of Credit, please refer to a Current Report on Form 8-K filed by the Company on March 28, 2006.
    Headquartered in Houston, Texas, Sharps is a leading developer of superior solutions for improving safety, efficiency and cost related to the proper disposal of medical waste by industry and consumers. Sharps primary markets include healthcare, agriculture, hospitality, professional, industrial, commercial and retail. The Company's products and services represent cutting edge solutions for a variety of industries dealing with the complexity of managing regulatory compliance, environmental sensitivity, employee and customer safety, corporate risk and operating costs related to medical waste disposal. Sharps is a leading proponent and participant in the development of public awareness and solutions for the safe disposal of needles, syringes and other sharps in the community setting.
    Sharps Compliance Corp. is the exclusive supplier of Sharps Disposal by Mail systems to the Consumer Health Care division of Becton, Dickinson and Company. The Company also maintains an exclusive sales and marketing arrangement with Waste Management, Inc. whereby Sharps provides safe disposal systems and related services for Waste Management's residential and commercial customers.
    Sharps Compliance Corp.'s common stock trades on the OTC Bulletin Board under the symbol SCOM.

    The information made available in this press release contains certain forward-looking statements which reflect Sharps Compliance Corp.'s current view of future events and financial performance. Wherever used, the words "estimate," "expect," "plan," "anticipate," "believe," "may" and similar expressions identify forward-looking statements. Any such forward-looking statements are subject to risks and uncertainties and the company's future results of operations could differ materially from historical results or current expectations. Some of these risks include, without limitation, the company's ability to educate its customers, development of public awareness programs to educate the identified consumer, managing regulatory compliance and/or other factors that may be described in the company's annual report on Form 10-KSB, quarterly reports on Form 10-QSB and/or other filings with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenues and profitability are difficult to predict. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results express or implied therein will not be realized.

    CONTACT: Sharps Compliance Corp.
             David P. Tusa, 713-660-3514
             dtusa@sharpsinc.com
             www.sharpsinc.com